EXHIBIT 16

                               THE CHESAPEAKE FUND

                         COMPUTATION OF PERFORMANCE DATA

The Fund computes the "average annual total return" of each Class of the Fund by determining the average annual compounded rates of return during specified periods that equate the initial amount invested to the ending redeemable value of such investment. This is done by determining the ending redeemable value of a hypothetical $1,000 initial payment. This calculation is as follows:

             P(1+T)n = ERV

         Where: T = average annual total return.

               ERV= ending  redeemable value at the end of the period covered by the computation of a hypothetical $1,000 payment made at the beginning of the period.

               P  = hypothetical  initial  payment  of $1,000  from which the maximum sales load is deducted. N = period covered by the computation, expressed in terms of years.

The Fund may also compute the aggregate total return of each Class of the Fund, which is calculated in a similar manner, except that the results are not annualized.

The calculation of average annual total return and aggregate total return assume that the maximum sales load is deducted from the initial $1,000 investment at the time it is made and that there is a reinvestment of all dividends and capital gain distributions on the reinvestment dates during the period. The ending redeemable value is determined by assuming complete redemption of the hypothetical investment and the deduction of all nonrecurring charges at the end of the period covered by the computations. The Fund may also quote other total return information that does not reflect the effects of the sales load.

The average annual total return for the Institutional Shares of the Fund for the year ended February 28, 1997 and since inception (April 6, 1994 to February 28,
1997) was 12.53% and 18.75%, respectively. The cumulative total return for the Institutional Shares of the Fund since inception through February 28, 1997 was 64.66%.

The cumulative total return for the Super-Institutional Shares of the Fund since inception (June 12, 1996 through February 29, 1997) was 4.89%.

The average annual total return for the Series A, Series C, and Series D Investor Shares of the Fund for the year ended February 28, 1997 was 8.84%, 11.30% and 9.92% respectively. The average annual total return since inception (April 7, 1995 to February 29, 1997) for the Series A, Series C, and Series D Investor Shares of the Fund was 17.04%, 18.08% and 17.60% respectively. Without reflecting the effects of the maximum sales load, the average annual total return for the Series A and Series D Investor Shares for the one year period ended February 28, 1997 was 12.21% and 11.59% resepctively. Without reflecting the effects of the maximum sales load, the average annual total return for the Series A and Series D Investor Shares since inception (April 7, 1995 to February 29, 1997) was 18.93% and 18.54% resepctively. The cumulative total return for the Series A, Series C, and Series D Investor Shares since inception (April 7, 1995 to February 29, 1997) was 34.81%, 37.09% and 36.05% respectively. Without reflecting the effects of the maximum sales load, the cumulative total return for the Series A and Series D Investor Shares since inception (April 7, 1995 to February 29, 1997) was 38.98% and 38.12% resepctively.


Average Annual Total Return - Institutional Shares:

       Inception through February 28, 1997                   Year ended February 28, 1997

       1,000(1+T)2.90      =  1,646.61                       1,000(1+T)1         =   1,125.26
                 T         =  (1,646.61/1,000)2.90 - 1                  T        =   (1,125.26/1,000)1 - 1
                 T         =  0.1875                                    T        =   0.1253

                 T         =  18.75%                                    T        =   12.53%
                 ERV       =  1,646.61                                  ERV      =   1,125.26
                 P         =  1,000                                     P        =   1,000
                 n         =  2.90                                      n        =   1


Average Annual Total Return - Series A  Shares:

       Inception through February 28, 1997                   Year ended February 28, 1997

       1,000(1+T)1.90      =  1,348.07                       1,000(1+T)1         =   1,088.39
                 T         =  (1,348.07/1,000)1.90 - 1                  T        =   (1,088.39/1,000)1 - 1
                 T         =  0.1704                                    T        =   0.0884

                 T         =  17.04%                                    T        =   8.84
                 ERV       =  1,348.07                                  ERV      =   1,088.39
                 P         =  1,000                                     P        =   1,000
                 n         =  1.90                                      n        =   1


without maximum sales load of 3.00%

       Inception through February 28, 1997                   Year ended February 28, 1997

       1,000(1+T)1.90      =  1,389.77                       1,000(1+T)1         =   1,122.05
                 T         =  (1,389.77/1,000)1.90 - 1                  T        =   (1,122.05/1,000)1 - 1
                 T         =  0.1893                                    T        =   .1221

                 T         =  18.93%                                    T        =   12.21
                 ERV       =  1,389.77                                  ERV      =   1,122.05
                 P         =  1,000                                     P        =   1,000
                 n         =  1.90                                      n        =   1


Average Annual Total Return - Series C  Shares:

       Inception through February 28, 1997                   Year ended February 28, 1997

       1,000(1+T)1.90      =  1,370.93                       1,000(1+T)1         =   1,112.97
                 T         =  (1,370.93/1,000)1.90 - 1                  T        =   (1,112.97/1,000)1 - 1
                 T         =  0.1808                                    T        =   0.1130

                 T         =  18.08%                                    T        =   11.30
                 ERV       =  1,370.93                                  ERV      =   1,112.97
                 P         =  1,000                                     P        =   1,000
                 n         =  1.90                                      n        =   1


Average Annual Total Return - Series D  Shares:

       Inception through February 28, 1997                   Year ended February 28, 1997

       1,000(1+T)1.90      =  1,000                          1,000(1+T)1         =   1,099.15
                 T         =  (1,360.46/1,000)1.90 - 1                  T        =   (1,099.15/1,000)1 - 1
                 T         =  0.1760                                    T        =   0.0992

                 T         =  17.60%                                    T        =   9.92
                 ERV       =  1,360.46                                  ERV      =   1,099.15
                 P         =  1,000                                     P        =   1,000
                 n         =  1.90                                      n        =   1


without maximum sales load of 1.50%

       Inception through February 28, 1997                   Year ended February 28, 1997

       1,000(1+T)1.90      =  1,381.18                       1,000(1+T)1         =   1,115.89
                 T         =  (1,381.18/1,000)1.90 - 1                  T        =   (1,115.89/1,000)1 - 1
                 T         =  0.1854                                    T        =   .1159

                 T         =  18.54%                                    T        =   11.59%
                 ERV       =  1,381.18                                  ERV      =   1,115.89
                 P         =  1,000                                     P        =   1,000
                 n         =  1.90                                      n        =   1

Cumulative Total Return

       (ERV - P)/P = TR

Where:    ERV       =  ending  redeemable  value  at  the  end  of  the  period covered  by  the  computation  of a hypothetical $1,000
                       payment made at the beginning of the period
          P         =  hypothetical initial payment of $1,000 from which the
                       maximum sales load is deducted
          TR        =  total return

Inception through February 28, 1997 - Institutional Shares

                 (1,646.61 - 1,000)/1,000 = 0.6466

                 ERV       =  1,646.61
                 P         =  1,000
                 TR        =  64.66%

Inception through February 28, 1997 - Series A Investor Shares - with 3% sales load

                 (1,348.07 - 1,000)/1,000 = 0.3481

                 ERV       =  1,348.07
                 P         =  1,000
                 TR        =  34.81%

       With out sales load

                 (1,389.77 - 1,000)/1,000 = 0.3898

                 ERV       =  1,389.77
                 P         =  1,000
                 TR        =  38.98%

Inception through February 28, 1997 - Series C Investor Shares

                 (1,370.93 - 1,000)/1,000 = 0.3709

                 ERV       =  1,370.93
                 P         =  1,000
                 TR        =  37.09%

Inception through February 28, 1997 - Series D Investor Shares - with 1.5% sales load

                 (1,360.46 - 1,000)/1,000 = 0.3605

                 ERV       =  1,360.46
                 P         =  1,000
                 TR        =  36.05%

       With out sales load

                 (1,381.18 - 1,000)/1,000 = 0.3812

                 ERV       =  1,381.18
                 P         =  1,000
                 TR        =  38.12%

Inception through February 28, 1997 -  Super-Institutional  Shares

                 (1,048.94 - 1,000)/1,000 = 0.0489

                 ERV       =  1,048.94
                 P         =  1,000
                 TR        =  4.89%